Exhibit 99.6

EXECUTION VERSION

AMENDMENT AGREEMENT TO SUBSCRIPTION AGREEMENT

Pegasus Digital Mobility Acquisition Corp.

71 Fort Street

George Town

Grand Cayman KY1-1106

Cayman Islands

Pegasus TopCo B.V.

Robert-Bosch-Str. 32-36,

72250 Freudenstadt

Germany

Gebr. Schmid GmbH

Robert-Bosch-Straße 32-36,

72250 Freudenstadt

Germany

Ladies and Gentlemen:

Reference is made to the subscription agreement dated January 26, 2024 (the “Original Agreement”) entered into by and among Pegasus Digital Mobility Acquisition Corp., a Cayman Islands exempted company (“SPAC”), Pegasus TopCo B.V., a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) (which will be converted into a Dutch public limited liability company (naamloze vennootschap) and to be renamed SCHMID Group N.V. prior to closing of the Business Combination (as defined below)) (“TopCo”), Gebr. Schmid GmbH, a German limited liability company (the “Company”), and XJ Harbour HK Limited (the “Investor”, together with SPAC, TopCo and the Company, the “Parties” and each, a “Party”), in relation to, among other things, the subscription by the Investor for ordinary shares in the share capital of TopCo .

Unless a contrary indication appears, terms defined in the Original Agreement have the same meaning in this amendment agreement (this “Amendment Agreement”).

The Parties wish to amend the Original Agreement on the terms set out in this Amendment Agreement.

In connection therewith, and in consideration of the mutual covenants herein, and intending to be legally bound hereby, each of the Parties agrees as follows:

1.	AMENDMENTS

(a)	Section 1(b)(i) of the Original Agreement shall be deleted and replaced with the following:

“subject to and following the allotment of the Subscribed Shares to the Investor at Closing and settlement of the First Payment (as defined below, including for the avoidance of doubt the First Payment (First Installment) and the First Payment (Second Installment)) in accordance with Section 2(a)(i), the Investor will transfer its 8.0233% equity interest in STG to TopCo (the “First Transfer”);”

(b)	Section 2(a)(i) of the Original Agreement shall be deleted and replaced with the following:

“(i) (I) at Closing, TopCo will, and the Company will procure TopCo to, pay to the Investor in immediately available funds by wire transfer the USD equivalent of EUR 5,000,000 (at the exchange rate of EUR 1 to USD 1.1864) (the “First Payment (First Installment)”), and allot the Subscribed Shares to the Investor as set out above, and (II) within 30 days after Closing, TopCo will, and the Company will procure TopCo to, pay to the Investor in immediately available funds by wire transfer the USD equivalent of EUR 5,000,000 (at the exchange rate of EUR 1 to USD 1.1864) (the “First Payment (Second Installment)”, together with the First Payment (First Installment), the “First Payment”);”

(c)	The following new section 3(A) shall be inserted immediately after section 3(a) of the Original Agreement and immediately before section 3(b) of the Original Agreement:

“(A) Subject to the Closing (including the payment of the First Payment (First Installment)) having occurred in accordance with the terms and conditions provided for herein, on the first business day after the Investor’s receipt of the First Payment (Second Installment) (it being agreed that this is the date on which the closing of the First Transfer shall occur), the Investor, TopCo and the Company shall comply with their respective obligations with respect to the First Transfer as specified in Schedule 1.”

(d)	Section 4(c)(iii) of the Original Agreement shall be deleted and replaced with the following:

“the First Payment (First Installment) shall have been paid to the Investor at Closing in accordance with Section 2(a)(i);”

(e)	Sections 3(a)(i)(x), 3(a)(iii) and 4(b)(ii) of the Original Agreement shall be deleted.

(f)	In section 6(m) of the Original Agreement, the phrase “TopCo shall (either directly or indirectly) own 83.9233% of the registered capital of STG (following the First Transfer)” shall be amended to “TopCo shall indirectly own 75.9% of the registered capital of STG”.

(g)	Without prejudice to the Investor’s rights under the Original Agreement, TopCo shall ensure that no Shares (other than the Subscribed Shares) will be registered for resale to the public under the provisions of the Exchange Act at or after the completion of the Transaction unless the Subscribed Shares are also so registered at the same time.

(h)	In part B of schedule 1 to the Original Agreement, the reference to “Closing” shall be amended to “the completion of the First Transfer”.

2.	MISCELLANEOUS

(a)	The provisions of the Original Agreement shall, save as amended by this Amendment Agreement, continue in full force and effect.

(b)	The amendments provided for in this Amendment Agreement shall take effect immediately upon execution of this Amendment Agreement.

(c)	With effect from the execution of this Amendment Agreement:

(i)	the Original Agreement and this Amendment Agreement shall together be read and construed as one document, and references in the Original Agreement to “this Subscription Agreement” shall mean the Original Agreement as amended by this Amendment Agreement (“Amended Agreement”);

(ii)	the rights and obligations of the Parties shall be governed by the Amended Agreement; and

(iii)	no provision in the Original Agreement shall be amended by this Amendment Agreement other than the amendments explicitly specified in Section 1 of this Amendment Agreement.

(d)	This Amendment Agreement may be executed in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(e)	This Amendment Agreement shall be governed by and construed in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters (including any action, suit, litigation, arbitration, mediation, claim, charge, complaint, inquiry, proceeding, hearing, audit, investigation or reviews by or before any governmental entity related hereto), including matters of validity, construction, effect, performance and remedies.

(f)	Each Party hereby, and any person asserting rights as a third-party beneficiary may do so only if it, irrevocably agrees that any action, suit or proceeding between or among the parties hereto, whether arising in contract, tort or otherwise, arising in connection with any disagreement, dispute, controversy or claim arising out of or relating to this Amendment Agreement or any related 4 document or any of the transactions contemplated hereby or thereby (“Legal Dispute”) shall be brought only to the exclusive jurisdiction of the courts of the State of New York sitting in the borough of Manhattan in the City of New York, New York, or the United States District Court for the Southern District of New York, and each Party hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding that is brought in any such court has been brought in an inconvenient forum. During the period a Legal Dispute that is filed in accordance with this Section 2(f) is pending before a court, all actions, suits or proceedings with respect to such Legal Dispute or any other Legal Dispute, including any counterclaim, cross-claim or interpleader, shall be subject to the exclusive jurisdiction of such court. Each Party and any person asserting rights as a third-party beneficiary may do so only if it hereby waives, and shall not assert as a defense in any Legal Dispute, that (a) such Party is not personally subject to the jurisdiction of the above named courts for any reason, (b) such action, suit or proceeding may not be brought or is not maintainable in such court, (c) such Party’s property is exempt or immune from execution, (d) such action, suit or proceeding is brought in an inconvenient forum, or (e) the venue of such action, suit or proceeding is improper. A final judgment in any action, suit or proceeding described in this Section 2(f) following the expiration of any period permitted for appeal and subject to any stay during appeal shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable laws. EACH OF THE PARTIES HERETO AND ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY MAY DO SO ONLY IF IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS AMENDMENT AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND FOR ANY COUNTERCLAIM RELATING THERETO. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AMENDMENT AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. FURTHERMORE, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

IN WITNESS WHEREOF, the Investor has executed or caused this Amendment Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Investor: XJ Harbour HK Limited

State/Country of Formation or Domicile: Hong Kong

By:	/s/ Mak Tsz Ming
Name:	Mak Tsz Ming
Title:	Director

Date: April 28, 2024

Business Address-Street: Room 76, 5/F, United Centre, 95 Queensway, Admiralty

City, Zip: Hong Kong

Attn:	Attn:

IN WITNESS WHEREOF, SPAC, TopCo and the Company have accepted this Amendment Agreement as of the date set forth below.

PEGASUS DIGITAL MOBILITY ACQUISITION CORP.

By:	/s/ Jeremey Mistry
Name:	Jeremey Mistry
Title:	Chief Financial Officer

Date:	April 28, 2024

Address:

Email address:

Attn:

PEGASUS TOPCO B.V.

By:	/s/ Stefan Berger
Name:	Stefan Berger
Title:	Director

Date:	April 28, 2024

Address:

Email address:

Attn:

GEBR. SCHMID GMBH

By:	/s/ Christian Schmid
Name:	Christian Schmid
Title:	CEO

Date:	April 29, 2024

Address:	Robert-Bosch-Str. 32-34 72250 Freudenstadt

Email address:	schmid.ch@schmid-group.com

Attn: